Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER ENDED JULY 31, 2012
Minot, ND – September 10, 2012 – Investors Real Estate Trust (NASDAQ: IRET) reported financial and operating results today for the quarter ended July 31, 2012.
During the three month period ended July 31, 2012, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall increased and on a per share and unit basis remained the same for the three month period ended July 31, 2012 compared to the same period of the prior fiscal year.  Net income increased from the year-earlier period.

For the three month period ended July 31, 2012, as compared to the same period of the prior fiscal year:
•	Revenues increased to $62.4 million from $59.6 million.
•	Total expenses increased by $1.7 million, or 4.1%, in the three months ended July 31, 2012 compared to the three months ended July 31, 2011, from $42.2 million to $44.0 million.
•	FFO increased to $17.6 million on approximately 111,292,000 weighted average shares and units outstanding, from $15.8 million on approximately 100,844,000 weighted average shares and units outstanding ($.16 per share and unit for both periods).
•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $1.1 million compared to $828,000 in the same period of the prior fiscal year.
Significant Events and Transactions during the first quarter of fiscal year 2013:
•	the acquisition of three multi-family residential properties for $52.4 million, adding 748 units to the Company's multi-family residential portfolio.
•
the completion of the Company's 159-unit Quarry Ridge apartment development in Rochester, Minnesota, and the completion of the final 73 units of the Company's 145-unit Williston Garden apartment development in Williston, North Dakota. As of July 31, 2012, Quarry Ridge is 50.0% leased, and Williston Garden is 98.6% leased.

•
the execution of an amendment to the Company's multi-bank line of credit, to lower the floor on the interest rate to 5.15% per annum from 5.65% per annum, and to change the interest rate under the loan agreement to the prime rate plus 1.25%, from prime rate plus 1.0%.

•	the addition of a new executive to the Company's senior management team, with the appointment of Mark W. Reiling as Executive Vice President of Asset Management.
IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "We are pleased to report solid results for the quarter, including continued increases in occupancy in our multi-family residential portfolio compared to the same quarter of the prior fiscal year; the acquisition of an additional 748 apartment units in our multi-family residential portfolio following our purchase of apartment properties in Topeka, Kansas and Lincoln, Nebraska; and the completion of two development projects, our Quarry Ridge Apartments in Rochester, Minnesota and the Williston Garden Apartments in Williston, North Dakota, which added an additional 232 apartment units to our multi-family residential portfolio. While vacancy in our commercial office segment remains elevated, reflecting the effects of a slowly-recovering economy, we continue to see a healthy level of leasing inquiries from prospective commercial tenants. We expect this positive momentum to continue in the current quarter. We have significant cash available for acquisitions and developments, following our public offering of preferred shares in the current quarter for net proceeds of approximately $111.2 million, after underwriting discounts and estimated offering expenses. With this additional financial strength to our balance sheet, we plan to remain focused on acquisitions and development projects in our targeted core markets, including our home market of North Dakota, where production from the Bakken energy field remains robust. To this end, subsequent to the end of the first quarter of fiscal year 2013, we acquired parcels of vacant land in Williston, North Dakota and in St. Cloud, Minnesota, for future development, and we have begun construction of the 146-unit River Ridge Apartments project in Bismarck, North Dakota."
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1	The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis." In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties increased by $2.6 million during the three month period ended July 31, 2012, compared to the same period one year ago. NOI from all properties increased in three of our five segments:  multi-family residential, commercial medical and commercial retail.   The increase is primarily due to acquisitions in these segments, and increased occupancy, primarily in our multi-family residential segment.
NOI from stabilized properties3 decreased approximately $261,000 or 0.8% during the three month period ended July 31, 2012, compared to the same period one year ago. NOI from stabilized properties decreased in three of our five segments.  NOI from stabilized properties decreased in our commercial office, commercial medical and commercial industrial segments by 5.3%, 6.5% and 1.2%, respectively, primarily due to continued vacancy in our commercial office segment. NOI from stabilized properties increased in our multi-family residential and commercial retail segments by 10.6% and 2.3%, respectively, primarily due to increased occupancy.  Detail on NOI by segment is provided in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2012.
Physical occupancy as of July 31, 2012 compared to July 31, 2011 increased in three of our five reportable segments, decreasing in our commercial medical and commercial industrial segments, on a stabilized basis and an all-property basis.
Physical Occupancy Levels on a Stabilized Property and All Property Basis:
	Stabilized Properties(a)		All Properties
	As of July 31,		As of July 31,
Segments	Fiscal 2013	Fiscal 2012	Fiscal 2013	Fiscal 2012
Multi-Family Residential	93.5%	91.5%	92.8%	91.5%
Commercial Office	78.8%	78.4%	78.8%	78.4%
Commercial Medical	95.0%	95.7%	95.3%	95.7%
Commercial Industrial	90.0%	94.7%	90.0%	94.7%
Commercial Retail	87.5%	86.0%	87.5%	86.0%

a.	As of July 31, 2012, stabilized properties excluded:
Multi-Family Residential -
Ashland, Grand Forks, ND; Chateau, Minot, ND; Colony, Lincoln, NE; Cottage West Twin Homes, Sioux Falls, SD; Evergreen II, Isanti, MN; Gables Townhomes, Sioux Falls, SD; Grand Gateway, St Cloud, MN; Lakeside Village, Lincoln, NE; Quarry Ridge II, Rochester, MN; Regency Park Estates, St Cloud, MN; Villa West, Topeka, KS and Williston Garden, Williston, ND.

Commercial Medical -
Edina 6525 Drew Avenue, Edina, MN; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.

As of July 31, 2011, stabilized properties excluded:
	Multi-Family Residential -	Chateau, Minot, ND

______________________________
2	We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3	Stabilized properties are those properties owned and in operation for the entirety of both periods being compared (including properties that were redeveloped or expanded during the periods being compared, with properties purchased or sold during the periods being compared excluded from the stabilized property category), and which, in the case of development or re-development properties, have achieved a target level of occupancy.

Acquisitions and Dispositions
During the first quarter of fiscal year 2013, the Company closed on its acquisitions of:
•
a 308-unit multi-family residential property in Topeka, Kansas, on approximately 18.3 acres of land, for a purchase price of approximately $17.7 million, of which $5.2 million was paid in cash with assumed debt of $12.5 million;

•
a 232-unit multi-family residential property in Lincoln, Nebraska, on approximately 14.7 acres of land, for a purchase price of approximately $17.5 million, of which $14.2 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $3.3 million; and

•
a 208-unit multi-family residential property in Lincoln, Nebraska, on approximately 11.5 acres of land, for a purchase price of approximately $17.3 million, of which $13.8 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $3.5 million.

Also during the first quarter of fiscal year 2013, the Company placed in service its 159-unit Quarry Ridge Apartment Homes development in Rochester, Minnesota, and placed in service buildings 3 and 4 (totaling 73 units) of its four-building, 145-unit Williston Garden multi-family residential development in Williston, North Dakota. The Company is the majority member of the joint venture entity that owns the Williston Garden development, with a 60% interest. As of July 31, 2012, project costs incurred for the Quarry Ridge development totaled approximately $15.6 million; the total estimated construction costs (excluding the value of the land) for the project are $17.3 million. Estimated total project costs for the Williston Garden development are approximately $19.5 million, of which the joint venture entity had incurred approximately $17.8 million as of July 31, 2012.
The Company sold two small properties in the first quarter of fiscal year 2013, in Kentwood, Michigan and Fox River, Wisconsin, for sales prices of $625,000 and $330,000, respectively.
Shareholder Equity, Distributions and Capital Structure
As of July 31, 2012, IRET had a total capitalization of $2.1 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On July 2, 2012, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 165th consecutive distribution. IRET also paid, on July 2, 2012, a quarterly distribution of $0.5156 per share on its Series A preferred shares.
Distribution Declared.  Subsequent to the end of the first quarter of fiscal year 2013, on September 4, 2012, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable October 1, 2012 to common shareholders and unitholders of record on September 17, 2012. Also on September 4, 2012, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable October 1, 2012 to Series A preferred shareholders of record on September 17, 2012, and declared an initial, pro-rated distribution of $0.3312 per share on the Company's Series B preferred shares of beneficial interest, payable October 1, 2012 to Series B preferred shareholders of record on September 17, 2012. Subsequent distributions on the Series B preferred shares are payable quarterly in arrears in the amount of $0.4968 cents per share.
Conference Call Information
The Conference Call for 1st Quarter Earnings is scheduled for Tuesday, September 11, 2012 at 9:00 A.M. Central Daylight Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852
A webcast and transcript of the call will be archived on the "Investors/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 87 multi-family residential properties with 10,143 apartment units; and 68 commercial office properties, 65 commercial medical properties (including senior housing), 19 commercial industrial properties and 30 commercial retail properties with a total of approximately 12.3 million square feet of leasable space.  IRET common and Series A preferred shares are publicly traded on the NASDAQ Global Select Market (symbols: IRET and IRETP) and IRET Series B preferred shares are publicly traded on the New York Stock Exchange (symbol: IRET PRB). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2012 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	July 31, 2012	April 30, 2012
ASSETS
Real estate investments
Property owned	$1,979,099	$1,892,009
Less accumulated depreciation	(387,286)	(373,490)
	1,591,813	1,518,519
Development in progress	10,498	27,599
Unimproved land	10,990	10,990
Total real estate investments	1,613,301	1,557,108
Real estate held for sale	1,131	2,067
Cash and cash equivalents	37,002	39,989
Other investments	635	634
Receivable arising from straight-lining of rents, net of allowance of $1,270 and $1,209, respectively	24,127	23,273
Accounts receivable, net of allowance of $334 and $154, respectively	6,448	7,052
Real estate deposits	4	263
Prepaid and other assets	3,070	3,703
Intangible assets, net of accumulated amortization of $49,357 and $47,813, respectively	43,796	44,588
Tax, insurance, and other escrow	13,161	11,669
Property and equipment, net of accumulated depreciation of $1,554 and $1,423, respectively	1,332	1,454
Goodwill	1,120	1,120
Deferred charges and leasing costs, net of accumulated amortization of $17,509 and $16,244, respectively	21,932	21,447
TOTAL ASSETS	$1,767,059	$1,714,367

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$41,084	$47,403
Revolving line of credit	44,500	39,000
Mortgages payable	1,080,655	1,048,689
Other	25,094	14,012
TOTAL LIABILITIES	1,191,333	1,149,104
COMMITMENTS AND CONTINGENCIES
EQUITY
Investors Real Estate Trust shareholders' equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at July 31, 2012 and April 30, 2012, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 91,811,928 shares issued and outstanding at July 31, 2012, and 89,473,838 shares issued and outstanding at April 30, 2012)	701,431	684,049
Accumulated distributions in excess of net income	(289,025)	(278,377)
Total Investors Real Estate Trust shareholders' equity	439,723	432,989
Noncontrolling interests – Operating Partnership (21,170,797 units at July 31, 2012 and 20,332,415 units at April 30, 2012)	122,373	118,710
Noncontrolling interests – consolidated real estate entities	13,630	13,564
Total equity	575,726	565,263
TOTAL LIABILITIES AND EQUITY	$1,767,059	$1,714,367

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months ended July 31, 2012 and 2011
	(in thousands, except per share data)
	Three Months Ended July 31
	2012	2011
REVENUE
Real estate rentals	$51,755	$48,826
Tenant reimbursement	10,655	10,731
TOTAL REVENUE	62,410	59,557
EXPENSES
Depreciation/amortization related to real estate investments	15,453	14,139
Utilities	4,231	3,985
Maintenance	7,422	6,821
Real estate taxes	8,387	7,799
Insurance	921	876
Property management expenses	4,107	5,378
Administrative expenses	1,960	1,952
Advisory and trustee services	136	229
Other expenses	519	315
Amortization related to non-real estate investments	833	734
TOTAL EXPENSES	43,969	42,228
Interest expense	(16,517)	(15,881)
Interest income	18	53
Other income	124	100
Income from continuing operations	2,066	1,601
Loss from discontinued operations	(70)	(28)
NET INCOME	1,996	1,573
Net income attributable to noncontrolling interests – Operating Partnership	(251)	(178)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(66)	26
Net income attributable to Investors Real Estate Trust	1,679	1,421
Dividends to preferred shareholders	(593)	(593)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,086	$828
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.01	.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.00
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.01	$.01
DIVIDENDS PER COMMON SHARE	$.1300	$.1715

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three months ended July 31, 2012 and 2011

	(in thousands, except per share amounts)
Three Months Ended July 31,	2012			2011
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$1,679			$1,421
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	1,086	90,518	$0.01	828	80,854	$0.01
Adjustments:
Noncontrolling interest – Operating Partnership	251	20,774		178	19,990
Depreciation and amortization(1)	16,187			14,823
Gain on depreciable property sales	73			0
Funds from operations applicable to common shares and Units	$17,597	111,292	$0.16	15,829	100,844	$0.16

(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $16,286 and $14,900, less corporate-related depreciation and amortization on office equipment and other assets of $99 and $77, for the three months ended July 31, 2012 and 2011, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended July 31, 2012 and 2011

	(in thousands)
Three Months Ended July 31, 2012	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$21,635	$18,638	$15,327	$3,459	$3,351	$62,410
Real estate expenses	9,522	9,289	4,082	1,019	1,156	25,068
Net operating income	$12,113	$9,349	$11,245	$2,440	$2,195	37,342
Depreciation/amortization						(16,286)
Administrative, advisory and trustee services						(2,096)
Other expenses						(519)
Interest expense						(16,517)
Interest and other income						142
Income from continuing operations						2,066
Loss from discontinued operations						(70)
Net income						$1,996

	(in thousands)
Three Months Ended July 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$17,482	$18,815	$16,617	$3,435	$3,208	$59,557
Real estate expenses	8,366	8,944	5,520	966	1,063	24,859
Net operating income	$9,116	$9,871	$11,097	$2,469	$2,145	34,698
Depreciation/amortization						(14,873)
Administrative, advisory and trustee services						(2,181)
Other expenses						(315)
Interest expense						(15,881)
Interest and other income						153
Income from continuing operations						1,601
Loss from discontinued operations						(28)
Net income						$1,573